Exhibit 99.1

Akerna Announces Financial Results for Third Quarter 2022

Software revenue increases 17% for Q3 and 39% for the year-to-date

DENVER, November 14, 2022 -- Akerna (Nasdaq: KERN), a leading enterprise software company and developer of one of the most comprehensive technology infrastructures, ecosystems, and compliance engines powering the global cannabis industry, today reported its unaudited financial results for the third quarter, ended September 30, 2022.

“We continue to focus our resources on building a stable and sustainable financial model at Akerna, and we are well-positioned for future growth,” said Jessica Billingsley, CEO of Akerna. “This is evident in our double-digit growth in reported software sales for the quarter, the implementation of aggressive cost control measures we implemented throughout the year which are tracking through the P&L, and the narrowing of our Adjusted EBITDA losses. “

“We believe that our current business units, which are supported by and consist of 75% recurring annual revenue, provide us the means to reach a point of sustained profitability at our current sales growth rate,” concluded Ms. Billingsley.

Third Quarter 2022 Financial Highlights

●	Software revenue was $5.3 million, up 17% year-over-year

●	Total revenue was $5.4 million, up 5% year-over-year

●	Gross profit of $3.4 million, or 62% of total revenues, was essentially flat with $3.2 million, or 62% of total revenues in the same period of 2021

●	Loss from operations was $0.8 million which included a $3.0 million benefit, attributable to an acquisition earn-out adjustment, compared to a loss of $3.7 million in last year’s same period

●	Net loss was $2.3 million compared to a loss of $1.5 million in last year’s third quarter

●	Adjusted EBITDA* loss was $1.4 million compared with a loss of $1.5 million for the same quarter of 2021, and compared to an Adjusted EBITDA loss of $2.1 million in the second quarter of 2022

●	Cash and restricted cash was $9.5 million as of September 30, 2022

* See “Explanation of Non-GAAP Financial Measures” below

Third Quarter 2022 Key Metrics

●	CARR of $16.9 million, up 3% year-over-year

●	Q3 software bookings of approximately $440K

●	Transaction volume up 10% sequentially

●	Average new business deal size decreased by 16% year-over-year

●	Transaction dollar amount down 10% sequentially

Other Key Developments:

●	The company continues to explore strategic and financial alternatives to strengthen its balance sheet

●	Closed an equity transaction providing net proceeds of $9.2 million on July 5, 2022

●	Announced that shareholders voted in favor of a 20-for-1 reverse stock split which was effectuated immediately thereafter in order to maintain compliance with Nasdaq listing standards

The foregoing financial results are preliminary in nature. Final financial results and other disclosures will be reported in Akerna’s quarterly report on Form 10-Q and may differ materially from the results and disclosures today due to, among other things, the completion of final review procedures, the occurrence of subsequent events or the discovery of additional information. You are encouraged to review the Form 10-Q in detail.

Conference Call Details

Akerna will host a conference call Monday, November 14, 2022, at 11:00 a.m. Eastern Time to discuss its financial results and business highlights. A question-and-answer session will follow prepared remarks. Interested parties may listen to the call by dialing:

Toll-Free: 1-877-407-3982

Toll / International: 201-493-6781

Conference ID#: 13733796

The conference call will also be available via a live, listen-only webcast and can be accessed through the Investor Relations section of Akerna’s website, https://ir.akerna.com/

To be included on the Company’s email distribution list, please sign up at https://ir.akerna.com/news-events/email-alerts

About Akerna

Akerna (Nasdaq: KERN) is an enterprise software company focused on compliantly serving the cannabis, hemp, and CBD industry. First launched in 2010, Akerna has tracked more than $30 billion in cannabis sales to date and is the first cannabis software company listed on Nasdaq. The company’s cornerstone technology, MJ Platform, one of the world’s leading cannabis infrastructure as a service platform, powers retailers, manufacturers, brands, distributors, and cultivators.

For more information, visit https://www.akerna.com/.

Forward Looking Statements

Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements include but are not limited to statements regarding our preliminary financial results which may differ from our final financial results, our preparation for a potential post-legalization landscape, our believe enterprise capabilities, including comprehensive compliance solutions and financial reporting integrations, will become increasingly important to the future leaders of the cannabis industry and the timing for management’s conference call in relation to our quarterly results. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others that may affect actual results or outcomes, include (i) Akerna’s ability to maintain relationships with customers and suppliers and retain its management and key employees, (ii) changes in applicable laws or regulations, (iii) changes in the market place due to the coronavirus pandemic or other market factors, (iv) and other risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein. You are cautioned not to place undue reliance on forward-looking statements. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding Akerna’s industry and end markets are based on sources believed to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA

We believe that Adjusted EBITDA, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding our performance and allows for comparison of our performance and credit strength to our peers. Adjusted EBITDA should not be considered alternatives to net loss as determined in accordance with GAAP as indicators of our performance or liquidity.

We define EBITDA as net loss before interest expense, provision for income taxes, depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items for the reasons set forth below:

●	Impairment of long-lived assets, because it’s a non-cash, non-recurring item, which effects the comparability of results of operations and liquidity;

●	Stock-based compensation expense, because this represents a non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity;

●	Cost incurred in connection with business combinations and mergers that are required to be expensed as incurred in accordance with GAAP, because business combination and merger related costs are specific to the complexity and size of the underlying transactions as well as the frequency of our acquisition activity these costs are not reflective of our ongoing operations;

●	Cost incurred in connection with non-recurring financing, including fees incurred as a direct result of electing the fair value option to account for our debt instruments;

●	Restructuring charges, which include costs to terminate a lease and the related write off of leasehold improvements and furniture, as we believe these costs are not representative of operating performance;

●	Gain on forgiveness of PPP loan, as this is a one-time forgiveness of debt that is not recurring across all periods and we believe inclusion of the gain is not representative of operating performance;

●	Equity in losses of investees because our share of the operations of investees is not representative of our own operating performance and may not be monetized for a number of years;

●	Changes in fair value of contingent consideration because these adjustments are not recurring across all periods and we believe these costs are not representative of operating performance; and

●	Other non-operating expenses which includes items such as a one-time gain on debt extinguishment and a one-time loss on disposal of fixed assets, which effects the comparability of results of operations and liquidity.

Related Non-GAAP Expense Measure

We reference in our earnings call non-GAAP Operating Expenses. We believe that this non-GAAP financial measure, when considered with the financial statements determined in accordance with GAAP, is helpful to management and investors in understanding our performance quarter over quarter and to the comparable quarter in our prior fiscal year by excluding the same items we exclude from EBITDA to derive Adjusted EBITDA that are included in GAAP operating expenses, as set forth above (impairment of long-lived assets, stock-based compensation expense, costs incurred with business combinations, changes in the fair value of contingent consideration, costs incurred in connection with debt issuance, restructuring costs and certain other non-operating expenses, as described above) for the same reasons stated above-- principally, that these expenses are not, in management’s opinion, easily comparable across reporting periods, are not reflective of ongoing operations and/or are not representative of our operating performance.

We define non-GAAP Operating Expenses, as GAAP Operating Expenses, excluding impairment of long-lived assets, stock-based compensation expense, costs incurred with business combinations, changes in the fair value of contingent consideration, costs incurred in connection with debt issuance and restructuring costs.

This non-GAAP expense measure should not be considered an alternative to the corresponding GAAP financial measure as determined in accordance with GAAP as an indicator of our performance or liquidity. Please review the tables provided below, for a reconciliation of this non-GAAP expense measure to the corresponding GAAP financial measure.

The reconciliation of the above non-GAAP financial measures for the quarter ended September 30, 2022 are presented in the tables below. For comparative purposes, the reconciliation of these non-GAAP financial measures in the prior quarter ended June 30, 2022 are contained in our press release for that quarter dated August 10, 2022 and available in our current report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2022 and available here: https://www.sec.gov/ix?doc=/Archives/edgar/data/1755953/000121390022046403/ea164161-8k_akerna.htm

Key Performance Metrics

We use several key performance metrics in this press release.

We define committed annual recurring revenue (“CARR”) as the total amount of contracted annualized recurring revenue for which clients have signed contracts as of the end of the stated period, assuming any contract that expires during the next 12 months is renewed on its existing terms. CARR includes the annualized value of contracted subscriptions, the annualized value of contracted software support services active and the annualized value of contracted consulting services at the end of a reporting period and does not include revenue reported as “Other Revenue” in our consolidated statement of operations. We are monitoring these metrics because they align with how our customers are increasingly purchasing our software solutions and how we are managing our business. The CARR metric should be viewed independently of revenue and CARR is not an indicator of future revenue.

We define software bookings as the dollar amount of new signed software contracts, the value of which will be recognized over the life of the contract. We define the average new business deal size as the average monthly recurring revenue of bookings for new customers and expansion on existing accounts in the period. We monitor growth in bookings and deal size as a near-term leading indicator of our business’s performance. Software bookings should be reviewed independently of revenue and is not an indicator of future revenue.

We define transactions as the sale of cannabis good recorded on our system and including sales between a retailer and a consumer and sales throughout the supply chain throughout the wholesale process before the consumer transaction. We define transaction dollar amount as the total dollar value of transactions that are tracked on our systems during the reported period. We define transaction numbers as the total number of transactions that are recorded on our systems during the reported period. Transaction dollar amount and transaction value do not relate to transactions by Akerna but to transactions undertaken by our clients tracked on our systems. We track transaction dollar value and transaction numbers as a long-term leading indicator of our market share. These metrics should be viewed independently of revenue and are not an indicator of future revenue.

Investor Contacts

IR@akerna.com

AKERNA CORP.

 Condensed Consolidated Balance Sheets

(unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets
Cash	$2,490,662	$13,934,265
Restricted cash	7,008,261	508,261
Accounts receivable, net	1,371,133	1,403,774
Prepaid expenses & other current assets	2,330,032	2,383,764
Total current assets	13,200,088	18,230,064

Fixed assets, net	124,760	153,151
Investment, net	226,101	226,101
Capitalized software, net	6,009,163	7,311,676
Intangible assets, net	17,005,584	21,609,794
Goodwill	9,025,589	46,942,681
Other noncurrent assets	-	9,700
Total assets	$45,591,285	$94,483,167

Liabilities and equity
Current liabilities
Accounts Payable, accrued expenses and other current liabilities	$4,630,681	$6,063,520
Contingent consideration payable	3,300,000	6,300,000
Deferred revenue	2,151,235	3,543,819
Current portion of long-term debt	9,900,000	13,200,000
Derivative liability	9,025	63,178
Total current liabilities	19,990,941	29,170,517

Deferred revenue, noncurrent	499,206	582,676
Long-term debt, noncurrent	4,575,000	4,105,000
Deferred income taxes	431,453	675,291
Total liabilities	25,496,600	34,533,484
Equity
Preferred stock	-	-
Special voting preferred stock	2,227,619	2,366,038
Common stock	402	155
Additional paid-in capital	159,841,800	146,030,203
Accumulated other comprehensive income	356,028	61,523
Accumulated deficit	(142,331,164)	(88,508,236)
Total equity	20,094,685	59,949,683
Total liabilities and equity	$45,591,285	$94,483,167

AKERNA CORP.

 Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2022	2021	2022	2021
Revenue
Software	$5,326,830	$4,557,960	$17,756,272	$12,809,841
Consulting	76,500	551,402	618,809	1,135,033
Other revenue	9,472	26,140	74,443	111,540
Total revenue	5,412,802	5,135,502	18,449,524	14,056,414
Cost of revenue	2,051,862	1,971,382	6,091,511	5,339,929
Gross profit	3,360,940	3,164,120	12,358,013	8,716,485
Operating expenses
Research and development	1,374,133	1,566,478	5,240,922	4,517,836
Sales and marketing	1,882,980	2,002,461	8,304,411	5,564,519
General and administrative	1,823,076	2,077,474	6,812,617	8,306,417
Depreciation and amortization	2,118,739	1,238,420	6,094,963	3,605,435
Impairment of long-lived assets	-	-	39,600,587	-
Changes in fair value of contingent consideration	(3,000,000)	-	(3,000,000)	-
Total operating expenses	4,198,928	6,884,833	63,053,500	21,994,207
Loss from operations	(837,988)	(3,720,713)	(50,695,487)	(13,277,722)
Other income (expense)
Interest income (expense)	(396,022)	(238,283)	(609,746)	(1,175,789)
Change in fair value of convertible notes	(1,113,000)	(23,227)	(2,840,000)	(2,030,904)
Change in fair value of warrant liability	2,256	194,046	54,153	151,175
Gain on forgiveness of PPP Loan	-	2,234,730	-	2,234,730
Other expense	-	-	-	243
Total other income (expense)	(1,506,766)	2,167,266	(3,395,593)	(820,545)

Net loss before income tax expense	(2,344,754)	(1,553,447)	(54,091,080)	(14,098,267)
Income tax expense	40,666	-	268,152	(10,570)
Equity in losses of investee	-	-	-	(7,564)

Net loss	$(2,304,088)	$(1,553,447)	$(53,822,928)	$(14,116,401)

Basic and diluted weighted average common stock outstanding	3,883,847	1,322,122	2,421,262	1,215,626
Basic and diluted net loss per share	$(0.59)	$(1.17)	$(22.23)	$(11.62)

AKERNA CORP.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months
	Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(53,822,928)	$(14,116,401)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in losses of investment	-	7,564
Contingent consideration adjustment	(3,000,000)	-
Bad debt expense	271,474	254,029
Stock-based compensation expense, net	697,377	1,584,751
Loss on write-off of fixed assets	-	1,045,179
Gain on forgiveness of PPP Loan	-	(2,234,730)
Impairment of long-lived assets	39,600,587	-
Amortization of deferred contract cost	275,949	356,528
Non-cash interest expense	183,723	1,161,393
Depreciation and amortization	6,094,963	3,605,435
Foreign currency loss (gain)	4,718	21,496
Change in fair value of convertible notes	2,840,000	2,030,904
Change in fair value of derivative liability	(54,153)	(151,175)
Change in operating assets and liabilities:
Accounts receivable, net	(313,176)	462,482
Prepaid expenses and other current and noncurrent assets	(215,228)	66,246
Accounts payable, accrued expenses and other accrued liabilities	(1,356,709)	1,756,671
Deferred income tax liabilities	(243,838)	-
Deferred revenue	(1,413,665)	(927,916)
Net cash used in operating activities	(10,450,906)	(5,077,544)
Cash flows from investing activities
Developed software additions	(3,324,029)	(3,354,453)
Fixed asset additions	(27,383)	(11,535)
Cash returned from business combination working capital settlement	400,000	-
Net cash used in investing activities	(2,951,412)	(3,365,988)
Cash flows from financing activities
Value of shares withheld related to tax withholdings	(13,167)	(437,554)
Proceeds from unit and pre-funded unit offering, net	9,178,961	-
Principal payments of convertible notes	(1,432,273)	(1,164,706)
Proceeds from the ATM offering program, net	761,178	1,828,116
Net cash provided by financing activities	8,494,699	225,856
Effect of exchange rate changes on cash and restricted cash	(35,984)	(5,915)
Net change in cash and restricted cash	(4,943,603)	(8,223,591)
Cash and restricted cash - beginning of period	14,442,526	18,340,640
Cash and restricted cash - end of period	$9,498,923	$10,117,049

Akerna Corp.

The reconciliation of net loss to EBITDA and Adjusted EBITDA is as follows:

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30, 2022
	2022	2021	2022	2021
Net loss	$(2,304,088)	$(1,553,447)	$(53,822,928)	$(14,116,401)
Adjustments:
Interest expense (income)	396,022	238,283	609,746	1,175,789
Change in fair value of convertible notes	1,113,000	23,227	2,840,000	2,030,904
Change in fair value of derivative liability	(2,256)	(194,046)	(54,153)	(151,175)
Income tax expense	(40,666)	-	(268,152)	10,570
Depreciation and amortization	2,118,739	1,238,420	6,094,963	3,605,435
EBITDA	$1,280,751	$(247,563)	$(44,600,524)	$(7,444,878)
Impairment of long-lived assets	-	-	39,600,587	-
Stock-based compensation expense	203,384	477,625	648,439	1,502,339
Business combination and merger related costs	-	182,631	5,425	290,357
Non-recurring financing fees	71,192	280,768	424,675	410,362
Restructuring charges	59,094	-	1,127,038	2,453,776
Changes in fair value of contingent consideration	(3,000,000)	-	(3,000,000)	-
Gain on forgiveness of PPP Loan	-	(2,234,730)	-	(2,234,730)
Equity in losses of investee	-	-	-	7,564
Adjusted EBITDA	$(1,385,579)	$(1,541,269)	$(5,794,360)	$(5,015,210)

Akerna Corp.

The reconciliation of operating expenses to non-GAAP operating expenses is as follows:

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30, 2022
	2022	2021	2022	2021
Operating Expenses	$4,198,928	$6,884,833	$63,053,500	$21,994,207
Adjustments:
Depreciation and amortization	2,118,739	1,238,420	6,094,963	3,605,435
Stock-based compensation expense	203,384	477,625	648,439	1,502,339
Business combination and merger related costs	-	182,631	5,425	290,357
Non-recurring financing fees	71,192	280,768	424,675	410,362
Restructuring charges	59,094	-	1,127,038	2,453,776
Impairment of long-lived assets	-	-	39,600,587	-
Changes in fair value of contingent consideration	(3,000,000)	-	(3,000,000)	-
Non-GAAP Operating Expenses	$4,746,519	$4,705,389	$18,152,373	$13,731,938

Akerna Corp.

The reconciliation of product development expense to non-GAAP product development expense is as follows:

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30, 2022
	2022	2021	2022	2021
Product development expense	$1,374,133	$1,566,478	$5,240,922	$4,517,836
Stock-based compensation expense	76,432	166,758	265,063	574,665
Restructuring charges	58,584	-	226,711	-
Non-GAAP product development expense	$1,239,117	$1,399,720	$4,749,148	$3,943,171

Akerna Corp.

The reconciliation of sales and marketing expense to non-GAAP sales and marketing expenses is as follows:

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30, 2022
	2022	2021	2022	2021
Sales and marketing expense	$1,882,980	$2,002,461	$8,304,411	$5,564,519
Stock-based compensation expense	13,502	123,204	(31,580)	366,790
Non-recurring financing fees	161	-	161	-
Restructuring charges	-	-	277,049	-
Non-GAAP product sales and marketing	$1,869,317	$1,879,257	$8,058,781	$5,197,729

Akerna Corp.

The reconciliation of general and administrative expense to non-GAAP general and administrative expenses is as follows:

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30, 2022
	2022	2021	2022	2021
General and administrative expense	$1,823,076	$2,077,474	$6,812,617	$8,306,417
Stock-based compensation expense	104,457	146,989	393,047	450,466
Business combination and merger related costs	-	182,631	5,425	290,357
Non-recurring financing fees	71,031	280,768	424,514	410,362
Restructuring charges	510	-	604,633	2,454,019
Non-GAAP general and administrative expense	$1,647,078	$1,467,086	$5,384,998	$4,701,213